Exhibit 99.1

NOG Announces Joint Acquisition of Northern Delaware Basin Permian Assets

Largest Transaction in Company History to be Highly Accretive to Key Financial

Metrics, Adds ~5,600 Net Acres to Delaware Basin Portfolio

HIGHLIGHTS

•	Joint acquisition with Earthstone Energy, Inc. (“Earthstone”) of certain assets (the “Novo Assets”) of Novo Oil & Gas Holdings, LLC, an EnCap portfolio company (“Novo”)

•	NOG purchasing a 33.33% undivided stake in the Novo Assets (the “Acquired Assets”) for $500.0 million in cash

•	Current production of ~13,000 Boe per day (2-stream, excluding NGLs, 54% oil)

•	~5,600 net acres, located primarily in Eddy County, NM and eastern Culberson County, TX with significant inventory of future drilling locations

•	Cash flow from operations expected to be >$180 million in the next twelve months (starting 8/1/2023), based on recent strip prices, representing a transaction multiple of <2.8x

•	Strong free cash flow profile with ~$65 million expected capital spend in the next twelve months (starting 8/1/2023)

•	Executed hedges for a significant portion of the production associated with the transaction through 2026 and will continue to add hedges over time

•	Assets have significant Tier 1 inventory, with sub-$45 per barrel average breakeven economics

•	Transaction to be funded by cash on hand and borrowings under NOG’s Senior Secured Revolving Credit Facility

MINNEAPOLIS – (BUSINESS WIRE) – Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced that it has entered into a definitive agreement to acquire a 33.33% undivided stake in the Novo Assets in partnership with Earthstone Energy, Inc. for a purchase price, net to NOG, of $500.0 million in cash, subject to customary closing adjustments.

The Acquired Assets are primarily located in Eddy County, New Mexico and eastern Culberson County, Texas and include approximately 5,600 net acres, 29.2 net producing wells, 7.2 net wells-in-process and 59.9 low-breakeven net undeveloped locations. NOG’s net working interest in the Acquired Assets will be approximately 29%, with an average gross NRI of 77%. The Eddy County assets represent approximately 80% of the allocated value of the transaction. Approximately 98% of the Culberson County allocated value is tied to current production and wells-in-process.

Upon closing and transition of services, the operator of substantially all the assets will be Earthstone, with NOG participating in development pursuant to cooperation and joint operating agreements entered into in connection with the acquisition. Additionally, Earthstone and NOG have formed an area of mutual interest for further consolidation of assets.

Recent production on the Acquired Assets was approximately 13,000 Boe per day (2-stream, 54% oil). For the second half of 2023, NOG expects average production of approximately 11,500 Boe per day (2-stream, 53% oil) and approximately $20 million of capital expenditures. Long term, NOG expects Earthstone to turn in line an average of approximately 6 - 7 wells annually net to NOG, which should sustain production at approximately 10,000 Boe per day (2-stream, excluding NGLs), with consistent oil cuts as a percentage of the total.

The effective date for the transaction is May 1, 2023, and NOG expects to close the transaction in August 2023. As part of the transaction, NOG has placed a $37.5 million deposit in escrow prior to closing. The obligations of the parties to complete the transactions contemplated by the acquisition agreement are subject to the satisfaction or waiver of customary closing conditions.

MANAGEMENT COMMENTS

“Novo is NOG’s largest transaction to date and is among the most accretive, with significant high-quality, long-dated inventory,” commented Nick O’Grady, NOG’s Chief Executive Officer. “We are excited to work alongside our partners at Earthstone developing these assets for the next decade and believe this transaction will drive higher per share profits, free cash flow and shareholder returns for our investors, both immediately and over the long term.”

“With Novo, we continue to showcase NOG’s unique capabilities and access to large, bespoke opportunities,” commented Adam Dirlam, NOG’s President. “Our returns-focused strategy, combined with our scaled data advantage, has fundamentally changed the types of transactions we can pursue. Our reputation as an aligned and balanced partner is affording us participation in the highest quality areas and asset classes with respected operators.”

ADVISORS

Truist Securities is serving as financial advisor to Earthstone and NOG for the acquisition.

Kirkland & Ellis LLP is serving as legal advisor to Earthstone and NOG.

RBC Richardson Barr is serving as financial advisor to Novo. Vinson & Elkins LLP is serving as legal counsel to EnCap and Novo.

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.northernoil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding NOG’s financial position, common stock dividends, business strategy, plans and objectives of management for future operations, industry conditions, capital expenditures, production, cash flow, hedging and other matters are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “guidance,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, production, drilling locations, capital expenditures, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s properties and properties pending acquisition, infrastructure constraints and related factors affecting our properties, cost inflation or supply chain disruptions, ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline, NOG’s ability to acquire additional development opportunities, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness, the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions, changes in NOG’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which NOG conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, increasing attention to environmental, social and governance matters, NOG’s ability to consummate any pending acquisition transactions (including the transactions described herein), other risks and uncertainties related to the closing of pending acquisition transactions (including the transactions described herein), NOG’s ability to raise or access capital, cyber incidents, changes in accounting principles, policies or guidelines, events beyond our control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions or elsewhere, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products and prices.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. Forward-looking statements speak only as of the date they are made. NOG does not undertake, and specifically disclaims, any duty to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by applicable law or regulation.

CONTACT:

Evelyn Leon Infurna

Vice President of Investor Relations

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.